UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 9, 2015 (November 4, 2015)
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VERITIV CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware

(State or other jurisdiction of incorporation)
001-36479	42-3234977
(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road NE Building 400, Suite 1700 Atlanta, GA (Address of principal executive offices)	30328 (Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2015, the Board of Directors (the “Board”) of Veritiv Corporation (the “Company”) accepted the resignation of Seth A. Meisel as a director of the Company effective as of the earlier of (i) the expiration of Mr. Meisel’s current term at the Company’s 2016 Annual Meeting of Stockholders or (ii) such time as a qualified independent director candidate is identified and appointed to assume the vacancy created by Mr. Meisel’s resignation, if sooner than the Company’s 2016 Annual Meeting of Stockholders. Mr. Meisel had previously tendered his resignation to the Board in accordance with the Company’s Corporate Governance Guidelines as a result of his becoming a Senior Managing Director of The Blackstone Group effective October 5, 2015. In addition, effective immediately, Mr. Meisel will no longer serve on any Board committees, including as a member of the Compensation and Leadership Development Committee or as the Chairman of the Nominating and Governance Committee. Presiding Director William E. Mitchell has been appointed as interim Chair of the Nominating and Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date:	November 9, 2015	/s/ Mark W. Hianik

Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary